EXHIBIT 5.09
ROBERTO RODRIGUES COSTA
RUA FLÓRIDA, 289, AP. 101
CEP: 30310-710 — BAIRRO SION
BELO HORIZONTE — MG — BRASIL
TELEFONE: (031) 3289-3734
February, 19, 2009
Eldorado Gold Corporation
Suite 1188 — 550 Burrard Street
Vancouver, B.C. V6C2B5
United States Securities and Exchange Commission
Ladies and Gentlemen,
Re: Registration Statement on Form F - 10
I hereby consent on the incorporation by reference in this Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, of the description of the report titled Technical Report on the Vila Nova Iron Ore Project, Amapá State, Brazil and dated July 31, 2007 (the “Technical Report”) and of extracts from or a summary of the Technical Reports in written disclosure filed by Eldorado Gold Corporation
Sincerely

/s/ Roberto Rodrigues Costa
Roberto Rodrigues Costa